Exhibit 10.16

EXECUTIVE

NON-QUALIFIED

STOCK OPTION AGREEMENT

between

HORNBECK OFFSHORE SERVICES, INC.

and

Hornbeck Offshore Services, Inc. Incentive Compensation Plan

Grant Number:	Date of Grant: , 2005

EXECUTIVE NON-QUALIFIED

STOCK OPTION AGREEMENT

This Non-Qualified Stock Option Agreement (this “Agreement”) is made and entered into as of             , 2005, between Hornbeck Offshore Services, Inc., a Delaware corporation (the “Company”), and              (the “Optionee”).

W I T N E S S E T H

WHEREAS, the Company has adopted the Hornbeck Offshore Services, Inc. Incentive Compensation Plan (the “Plan”) to assist the Company in attracting and retaining key employees, non-employee Directors and consultants through the award of stock-based incentives and other equity interests that encourage stock ownership by such employees, non-employee Directors and consultants; and

WHEREAS, the Company desires to grant this non-qualified stock option (the “Option”) to the Optionee pursuant to the Plan.

NOW, THEREFORE, the parties hereto agree that this Option is granted under and governed by (i) the “Terms and Conditions of Non-Qualified Stock Option,” attached hereto and (ii) the terms and conditions of the Plan.

Subject to the foregoing, the Company hereby grants to the Optionee the right and option to purchase from the Company up to              shares (the “Shares”) of the Company’s $.01 par value per share common stock (subject to adjustment pursuant to the terms and conditions of the Plan) at an exercise price of $              per share (subject to adjustment pursuant to the terms and conditions of the Plan).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

HORNBECK OFFSHORE SERVICES, INC.

By:
Name:
Title:

OPTIONEE:

Printed Name:

HORNBECK OFFSHORE SERVICES, INC.

INCENTIVE COMPENSATION PLAN

TERMS AND CONDITIONS OF

NON-QUALIFIED STOCK OPTION

(For use with employees only)

The Option is granted pursuant to the Hornbeck Offshore Services, Inc. Incentive Compensation Plan (the “Plan”) and is evidenced by the Agreement between the Company and the Optionee, of which these Terms and Conditions of Non-Qualified Stock Option (the “Terms and Conditions”) are a part. Certain capitalized terms used but not otherwise defined herein are used as defined in the Glossary included at the end of these Terms and Conditions.

SECTION 1	Option Price. The option price of the Shares is set forth on the signature page of the Agreement.

SECTION 2	Payment of Purchase Price. The purchase price of the Shares as to which the Option may be exercised shall be paid in full to the Company at the time of the exercise of the Option, or any portion thereof, (i) in cash, (ii) in shares of Common Stock owned by the Optionee, (iii) by surrendering Shares issuable pursuant to the Option, (iv) by a combination of any of the above, or (v) by such other consideration as may be deemed acceptable by the Committee in its sole discretion.

SECTION 3	Exercise of Option.

3.1	Subject to the terms and conditions of the Agreement (including, without limitation, the Plan), the Optionee may exercise the Option from time to time with respect to all or any part of the Vested Shares during the period commencing on the date the Shares to be purchased first become Vested Shares and ending on the date ten (10) years from the Date of Grant.

3.2

Subject to the terms and conditions of the Agreement (including, without limitation, the Plan), the Option may be exercised by giving written notice to the Company stating that the person providing such notice elects to exercise the Option and the number of Vested Shares with respect to which the Option is being exercised. Such notice shall be signed by the person exercising the Option and shall be accompanied by the payment required by Section 2 and any taxes payable pursuant to Subsection 3.4. The stock certificate or certificates representing the Shares as to which the Option is exercised shall be registered in the name of the Optionee (or such other person designated by the Designated Beneficiary exercising pursuant to Section 5 hereof) and may contain a legend or legends making appropriate reference to the restrictions, if any, imposed on such Shares. If the Option is exercised pursuant to the provisions of Section 5 hereof, the notice required hereunder shall be accompanied by appropriate proof of the right of the person exercising the option to exercise the Option.

3.3	The Optionee (or, if the Optionee has died, the Designated Beneficiary) shall have no rights as a shareholder with respect to any Shares until the issuance of a stock certificate representing such Shares following due exercise of the Option. Except as otherwise provided in Section 9, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights on or with respect to Shares purchased pursuant to the Option for which the record date is prior to the date of purchase.

3.4	The Optionee shall satisfy all federal, state, local or other taxes required to be withheld by the Company with respect to the exercise of the Option, or any part thereof, either (a) by payment of the amount of such withholding in cash or (b) through (i) the retention by the Company of Shares out of the Shares being acquired through the exercise of the Option, (ii) the delivery of already owned shares of Common Stock or (iii) other consideration acceptable to the Committee.

SECTION 4	Termination of Employment.

4.1	If the Optionee’s employment with the Company or any of its Subsidiaries terminates for any reason, the Option shall terminate with respect to any Unvested Shares as of the date of termination of employment. If the Optionee’s employment with the Company or any of its Subsidiaries terminates for any reason other than death, Cause, Disability, or as provided in Subsection 4.6, with respect to Vested Shares covered by the Option, the Optionee shall have the right, during the period ending three (3) months after such termination of employment (the “Grace Period”), to exercise the Option or any portion thereof with respect to all Shares which were Vested Shares on the date of such termination of employment, subject to the expiration of the term of the Option as set forth in Subsection 3.1. Upon the expiration of such Grace Period, all rights to exercise the Option shall cease.

4.2	If the Optionee dies while employed by the Company or any of its Subsidiaries, or if the Optionee dies within the Grace Period, with respect to Vested Shares covered by the Option, Section 5 shall apply and Optionee’s Designated Beneficiary shall have the right, during the period ending on the day twelve (12) months after the date of the Optionee’s death, to exercise the Option or any portion thereof with respect to all Shares which were Vested Shares on the date of death, subject to the expiration of the term of the Option as set forth in Subsection 3.1. All rights to exercise the Option shall terminate upon the expiration of such twelve (12) month period.

4.3

If, as a result of Disability, the Optionee’s employment with the Company or any of its Subsidiaries terminates, with respect to Vested Shares covered by the Option, the Optionee shall have the right, during the period ending on the day twelve (12) months after such termination of employment, to exercise the Option or any portion thereof with respect to all Shares which were Vested Shares on the date of termination of employment, subject to the expiration of the term of the Option as set forth in Subsection 3.1. All of the Optionee’s rights to exercise the Option shall terminate upon the expiration of such twelve (12) month period.

4.4	In the event of a Change in Control, all Shares subject to the Option (with respect to which the Option has not previously terminated or been exercised or surrendered) shall immediately become Vested Shares and all portions of the Option which have not previously terminated or been exercised or surrendered shall immediately become exercisable.

4.5	In the event that the Optionee’s employment with the Company or any Subsidiary is terminated for Cause, all rights to exercise the Option shall terminate simultaneously with the termination of the Optionee’s employment.

4.6	If the Optionee retires from employment with the Company or any of its Subsidiaries after the Optionee has attained 60 years of age and completed at least 10 years of service with the Company or any of its Subsidiaries, with respect to Vested Shares covered by the Option, the Optionee shall have the right, during the period ending on the day twelve (12) months after such termination of employment, to exercise the Option or any portion thereof with respect to all Shares which were Vested Shares on the date of termination of employment, subject to the expiration of the term of the Option as set forth in Subsection 3.1. All of the Optionee’s rights to exercise the Option shall terminate upon the expiration of such twelve (12) month period.

SECTION 5	Effect of Death. Upon the Optionee’s death, the Optionee’s Designated Beneficiary shall have the right, subject to the provisions of Sections 3 and 4 and the other applicable provisions of the Agreement, to exercise the Option.

SECTION 6	Vesting of Shares.

6.1	Subject to Subsection 4.4 and Section 10, the Shares covered by the Option shall constitute “Vested Shares” in accordance with the following schedule:

Date	Portion of Shares originally subject to the Option which shall become Vested Shares on such Date
First Anniversary of Date of Grant	One Third
Second Anniversary of Date of Grant	One Third
Third Anniversary of Date of Grant	One Third

Notwithstanding the foregoing schedule, if an Optionee retires from employment with the Company or any of its Subsidiaries after the Optionee has attained 60 years of age and completed at least 10 years of service with the Company or any of its Subsidiaries all Shares subject to the Option shall fully vest and become Vested Shares. In addition, the Committee may deem all or any portion of the Shares to be

Vested Shares whenever, in the Committee’s sole discretion, circumstances warrant such action.

6.2	“Unvested Shares” shall mean Shares which have not become Vested Shares in accordance with Subsections 4.4 or 6.1 or Section 10.

SECTION 7	Options Not Transferable. Neither the Option nor any of the rights and privileges thereunder may be transferred, sold, assigned, pledged, gifted or otherwise transferred in any manner other than by will or by the laws of descent and distribution. The Option may be exercised during the Optionee’s lifetime only by the Optionee. Any attempted transfer, sale, assignment, pledge, gift or other transfer of the Option or of any right or privilege thereunder contrary to the provisions of the Agreement, and the levy of any execution, attachment or similar process upon the Option or any right or privilege thereunder, shall be null and void and without force or effect. No transfer of the Option by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company is furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the exercise or transfer and the acceptance by the transferee or transferees of the terms and conditions of the Agreement.

SECTION 8	Compliance with Securities and Other Laws. Without limiting the provisions of the Plan, the Company shall not be required to issue or deliver any certificates for Shares purchased pursuant to the exercise of the Option prior to: (i) the obtaining of any approval from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; (ii) the completion of any registration or other qualification of such Shares under any law, ruling or regulation of any federal, state, local or other governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable; and (iii) the determination by the Committee that the Optionee has tendered to the Company or otherwise satisfied any federal, state, local or other tax owed by the Optionee as a result of exercising the Option when the Company has a legal liability to satisfy such tax. In addition, if Shares reserved for issuance upon the exercise of the Option shall not then be registered under the Act, the Company may, upon the exercise of the Option, require the Optionee or the Optionee’s permitted transferee to represent in writing that the Shares being acquired are being acquired for investment and not with a view to distribution. In addition, the Company may mark any certificate evidencing the Shares with a legend restricting transfer and may issue stop transfer orders relating to any such certificate.

SECTION 9	Reorganization. In the event of a Reorganization, the number of Shares subject to the Option, and the exercise price applicable to such Shares, shall (to the extent deemed appropriate by the Committee) be proportionately adjusted (as determined by the Committee in its sole discretion) to account for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from such Reorganization.

SECTION 10	Dissolution, Liquidation and/or Corporate Transaction.

10.1	In the event of a dissolution or liquidation of the Company, the Option shall terminate as of a date to be fixed by the Committee; provided, however, that the Optionee shall be given not less than thirty (30) days prior written notice of the termination date. Upon such notification, all Shares subject to the Option (with respect to which the Option has not previously terminated or been exercised or surrendered) shall immediately become Vested Shares and all portions of the Option which have not previously terminated or been exercised or surrendered shall immediately become exercisable, subject to the expiration of the term of the Option as set forth in Subsection 3.1 and Section 4. Upon the termination date fixed by the Committee, the Option shall terminate as to any unexercised portion and shall be of no further effect.

10.2	If a Corporate Transaction is consummated and immediately following the consummation of such Corporate Transaction the Persons who were holders of shares of Common Stock immediately prior to the consummation of such Corporate Transaction do not receive any securities or other property (hereinafter collectively referred to as “Transactional Consideration”) as a result of such Corporate Transaction and substantially all of such Persons continue to hold the shares of Common Stock held by them immediately prior to the consummation of such Corporate Transaction (in substantially the same proportions relative to each other), the Option will remain outstanding and will (subject to the provisions of Subsection 4.4) continue in full force and effect in accordance with its terms (without any modification) following the consummation of the Corporate Transaction.

(a)	If a Corporate Transaction is consummated and immediately following the consummation of such Corporate Transaction the Persons who were holders of shares of Common Stock immediately prior to the consummation of such Corporate Transaction do receive Transactional Consideration as a result of such Corporate Transaction or substantially all of such Persons do not continue to hold the shares of Common Stock held by them immediately prior to the consummation of such Corporate Transaction (in substantially the same proportions relative to each other), the terms and conditions of the Option will be modified as follows:

(i)

If the documentation pursuant to which a Corporate Transaction will be consummated provides for the assumption (by the entity issuing Transactional Consideration to the Persons who were the holders of shares of Common Stock immediately prior to the consummation of such Corporate Transaction) of the Option without any modification or amendment (other than Permitted Modifications and the modifications contemplated by Subsection 4.4), the Option will remain outstanding and will continue in full force and effect in accordance with its terms following the consummation of such

Corporate Transaction (subject to such Permitted Modifications and the provisions of Subsection 4.4).

(ii)	If the documentation pursuant to which a Corporate Transaction will be consummated does not provide for the assumption by the entity issuing Transactional Consideration to the Persons who were the holders of shares of Common Stock immediately prior to the consummation of such Corporate Transaction of the Option without any modification or amendment (other than Permitted Modifications), all vesting restrictions (performance based or otherwise) applicable to the Option will accelerate, all Shares subject to the Option will be deemed to be Vested Shares and the Optionee may (subject to the expiration of the term of the Option as set forth in Subsection 3.1 and Section 4) exercise the Option without regard to such vesting restrictions during the ten (10) day period immediately preceding the consummation of such Corporate Transaction. For purposes of the immediately preceding sentence, all performance based goals, if any, will be deemed to have been satisfied in full. If the Option will not be assumed without any modification or amendment (other than Permitted Modifications and modifications resulting from the provisions of Subsection 4.4), the Company will provide the Optionee with reasonable notice of the termination of such vesting restrictions and the impending termination of the Option. Upon the consummation of such a Corporate Transaction, the Option will automatically terminate and cease to be outstanding.

Nothing contained in this Section 10 will be deemed to extend the term of the Option or to revive any portion of the Option which has previously lapsed or been cancelled, terminated or surrendered.

SECTION 11	Reservation of Shares. During the term of the Agreement, the Company agrees that it will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Agreement. The inability of the Company to obtain authority from any regulatory body having jurisdiction which is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock shall relieve the Company of any liability in respect of the nonissuance or nonsale of any Common Stock as to which such requisite authority shall not have been obtained.

SECTION 12	General.

12.1	No Right to Employment. Neither the granting of the Option, the exercise of any part thereof, nor any provision of the Agreement shall confer upon or be construed as giving the Optionee any right to remain in the employ of the Company or any of its Subsidiaries.

12.2	Benefit. Except as otherwise indicated herein, the Agreement shall be binding upon and shall inure to the benefit of the successors, assigns, legal representatives, heirs, legatees, executors and administrators of the respective parties thereto.

12.3	Modifications. The Agreement may only be altered or amended, within the limitations of the Plan and only pursuant to a written instrument signed by the Company and the Optionee.

12.4	Entire Agreement. The Agreement contains the entire agreement between the parties, and no waiver of any of the terms of the Agreement shall be valid unless signed by the party against whom such waiver is asserted.

12.5	Severability. Should any one or more of the provisions of the Agreement be determined to be illegal or unenforceable, all of the other provisions thereof shall be given effect separately therefrom and shall not be affected thereby.

12.6	Notices. Any notice or other written instrument required or permitted to be given, made or sent under the Agreement shall be in writing, signed by the party giving or making the same and shall be sent by United States mail, registered or certified, with postage prepaid, to the addresses set forth below:

If to Company:	Hornbeck Offshore Services, Inc.
Attention: Todd M. Hornbeck
103 Northpark Blvd., Suite 300
Covington, Louisiana 70433

If to Optionee:	To the latest address of record for the Optionee according to the personnel records of the Company.

Either party shall have the right to change the place to which any such notice or other written instrument shall be sent by notice sent pursuant to this Subsection 12.6. The date of mailing of any notice or other written instrument shall be deemed to be the date of such notice or instrument and shall be effective from such date.

12.7	Governing Law. The Agreement will be governed by and construed in accordance with the laws of the State of Delaware (exclusive of conflicts of law principles).

12.8	Status of Option. The Option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

12.9	Employment Agreement Controls. Notwithstanding any language in this agreement to the contrary, to the extent of any conflict between this Agreement and any written employment agreement with Optionee, the terms of such employment agreement shall control.

GLOSSARY

Except as otherwise defined, the following words and phrases shall have the following meanings when used in this Agreement.

“Act” shall mean the Securities Act of 1933, as amended.

“Agreement” shall mean the Non-Qualified Stock Option Agreement between the Company and Optionee, the Terms and Conditions attached thereto and the terms and conditions of the Plan.

“Cause” shall have the meaning set forth in the Plan.

“Change in Control” shall have the meaning set forth in the Plan.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall have the meaning set forth in the Plan.

“Common Stock” shall mean the $.01 par value per share common stock of the Company.

“Company” shall mean Hornbeck Offshore Services, Inc., a Delaware corporation.

“Corporate Transaction” shall have the meaning set forth in the Plan.

“Date of Grant” shall mean the date set forth in the first paragraph on the signature page of the Agreement.

“Disability” shall have the meaning set forth in the Plan.

“Option” shall mean the right (evidenced by the Agreement) to purchase shares of Common Stock.

“Optionee” shall have the meaning set forth on the signature page of the Agreement.

“Permitted Modifications” shall have the meaning set forth in the Plan.

“Person” shall have the meaning set forth in the Plan.

“Reorganization” shall have the meaning set forth in the Plan.

“Section” shall mean a section or subsection of the Terms and Conditions.

“Shares” shall mean the shares of Common Stock subject to the Option.

“Unvested Shares” shall have the meaning set forth in Subsection 6.2 of the Terms and Conditions.

“Vested Shares” shall have the meaning set forth in Subsection 6.1 of the Terms and Conditions.